UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2013

VICAL INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21088 (Commission File Number)	93-0948554 (I.R.S. Employer Identification No.)
10390 Pacific Center Court San Diego, California (Address of principal executive offices)		92121-4340 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, the Company’s Board of Directors appointed Stephen A. Sherwin and Richard M. Beleson to serve as directors of the Company.  Dr. Sherwin was appointed to serve as a Class III director and will be subject to reelection at the Company’s 2016 annual meeting of stockholders.  Mr. Beleson was appointed to serve as a Class II director and will be subject to reelection at the Company’s 2015 annual meeting of stockholders.  Dr. Sherwin and Mr. Beleson were not appointed to any committees at the time of their election.

Dr. Sherwin is a clinical professor of medicine at the University of California, San Francisco, and a co-founder and chairman of the board of Ceregene, Inc., a biotechnology company.  Dr. Sherwin served as chief executive officer and chairman of the board of Cell Genesys, Inc. from 1990 until the company’s merger with BioSante Pharmaceuticals, Inc. in 2009. Dr. Sherwin was also a co-founder and chairman of the board of Abgenix, Inc., an antibody company that was acquired by Amgen, Inc. in 2006.  From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., most recently as vice president of clinical research.  Prior to 1983, Dr. Sherwin was on the staff of the National Cancer Institute.  Dr. Sherwin currently serves on the board of directors of Biogen Idec Inc., BioSante Pharmaceuticals Inc., Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc. and Verastem, Inc.  Dr. Sherwin holds a B.A. in biology from Yale University and an M.D. from Harvard Medical School.

Mr. Beleson served as a senior vice president at the Capital Group Companies, an investment company, from 1984 until his retirement in 2010. Mr. Beleson also served as a vice president of the Growth Fund of America.  Mr. Beleson currently serves on the board of directors of Spineview, Inc., a global medical device company.  Mr. Beleson holds a B.S. in biological sciences from Stanford University and an M.B.A. from the UCLA Graduate School of Management.

In connection with their service as directors, Dr. Sherwin and Mr. Beleson will receive the Company’s standard compensation for outside directors.  Information about the Company’s arrangements with its outside directors is included in its annual proxy statement filed on April 10, 2013, which includes the description of outside director compensation under Director Compensation.  In addition, Dr. Sherwin and Mr. Beleson entered into the Company’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date:  May 23, 2013                                                                By:   /s/ VIJAY B. SAMANT
Vijay B. Samant
Chief Executive Officer